Registration No. 333-______
    ========================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               FORD MOTOR COMPANY
             (Exact name of registrant as specified in its charter)


          Delaware                                 38-0549190
(State or other jurisdiction               (I.R.S. Employee Identification No.)
of incorporation or organization)

       One American Road
       Dearborn, Michigan                             48126-1899
(Address of principal executive offices)              (Zip Code)


                    FORD MOTOR COMPANY TAX-EFFICIENT SAVINGS
                            PLAN FOR HOURLY EMPLOYEES
                            (Full Title of the Plan)

                              J. M. RINTAMAKI, Esq.
                               Ford Motor Company
                                  P.O. Box 1899
                               One American Road
                          Dearborn, Michigan 48126-1899
                                 (313) 323-2260
 (Name, address and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

========================== ======================== ======================== ======================== =======================
                                                       Proposed maximum         Proposed maximum
        Title of                                      offering price per       aggregate offering
    securities to be            Amount to be            obligation (b)              price (b)               Amount of
       registered              registered (a)                                                            registration fee
-------------------------- ------------------------ ------------------------ ------------------------ -----------------------
Common Stock,                    32,000,000
$.01 par value                     shares                    $8.62               $275,840,000.00            $25,377.28
========================== ======================== ======================== ======================== =======================

    (a) The number of shares being registered represents the maximum number of additional shares not registered heretofore that may be acquired by Fidelity Management Trust Company, as trustee under the Master Trust established as of September 30, 1995, as amended, and as trustee under the Plan, during 2002 and during subsequent years until a new Registration Statement becomes effective.

     (b) Based on the market price of Common Stock of the Company on October 25, 2002 in accordance with Rule 457(c) under the Securities Act of 1933.

        In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.

                        FORD MOTOR COMPANY TAX-EFFICIENT
                        SAVINGS PLAN FOR HOURLY EMPLOYEES
                             ----------------------

           INCORPORATION OF CONTENTS OF PRIOR REGISTRATION STATEMENTS

    The contents of Registration Statements Nos. 333-72478, 333-61886, 333-40260, 333-38586, 333-37536, 333-58701, 333-49547, 333-47445, 333-27993,
33-64605, 33-61107, 33-58255, 33-54737, 33-54283, 33-50238, 33-36043, 33-19036
and 2-95018 are incorporated herein by reference.
                              --------------------

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.


Exhibit 4.1  -  Summary of amendments to the Ford Motor Company Tax Efficient
                Savings Plan for Hourly Employees (the "Plan") adopted on January 16, 2002. Filed with this Registration Statement.

Exhibit 4.2  -  Summary of an amendment to the Ford Motor Company Tax Efficient
                Savings Plan for Hourly Employees (the "Plan") adopted on February 12, 2002. Filed with this Registration Statement.

Exhibit 4.3  -  Amended and Restated Ford Motor Company Tax-Efficient Savings
                Plan for Hourly Employees dated October 9, 1999.  Filed as
                Exhibit 4.A to Registration Statement No. 333-37536 and incorporated herein by reference.

Exhibit 4.4  -  Copy of Master Trust Agreement dated as of September 30, 1995 between Ford Motor Company and Fidelity Management Trust Company, as Trustee. Filed as Exhibit 4.B to Registration Statement No. 33-64605 and incorporated herein by reference.

Exhibit 4.5  -  Copy of Amendment dated October 25, 1997 to Master Trust
                Agreement between Ford Motor Company and Fidelity Management Trust Company, as Trustee. Filed as Exhibit 4.E to Registration Statement No. 333-47443 and incorporated herein by reference.

Exhibit 4.6  -  Copy of Amendment dated March 3, 1998 to Master Trust Agreement between Ford Motor Company and Fidelity Management Trust Company, as Trustee. Filed as Exhibit 4.F to Registration Statement No. 333-58695 and incorporated herein by reference.

Exhibit 5.1  -  Opinion of Kathryn S. Lamping, an Assistant Secretary and
                Counsel of Ford Motor Company, with respect to the legality of the securities being registered hereunder. Filed with this Registration Statement.

Exhibit 5.2  -  Copy of Internal Revenue Service determination letter that the
                Plan is qualified under Section 401 of the Internal Revenue Code. Filed as Exhibit 5.B to Registration Statement
                No. 33-58255 and incorporated herein by reference.

Exhibit 15   -  Letter from Independent Certified Public Accountants regarding unaudited interim financial information. Filed with this Registration Statement.

Exhibit 23   -  Consent of Independent Certified Public Accountants.  Filed with this Registration Statement.

Exhibit 24.1 -  Powers of Attorney authorizing signature.  Filed as Exhibit 24.1 to Registration Statement No. 333-87990 and incorporated herein by reference.

Exhibit 24.2 -  Power of Attorney authorizing signature.  Filed with this
                Registration Statement.

Exhibit 24.3 -  Certified resolutions of Board of Directors authorizing signature pursuant to a power of attorney.  Filed as Exhibit
                24.2 to Registration Statement No. 333-87990 and incorporated herein by reference.

                                   SIGNATURES


    The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn, State of Michigan, on this 31st day of October, 2002.



                                   FORD MOTOR COMPANY TAX-EFFICIENT
                                   SAVINGS PLAN FOR HOURLY EMPLOYEES



                                By: /s/Charles Corbett
                                   ------------------------------------
                                       Charles Corbett, Chairperson
                                       Tax-Efficient Savings Plan
                                       for Hourly Employees Committee

    The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn, State of Michigan, on this 31st day of October, 2002.


                               FORD MOTOR COMPANY

                               By:  William Clay Ford, Jr.*
                                  ---------------------------
                                   (William Clay Ford, Jr.)
                                    Chairman and Chief Executive Officer


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

    Signature                                   Title                                    Date
    ---------                                   -----                                    ----
                                      Director, Chairman of the Board and
  William Clay Ford, Jr.*             Chief Executive Officer and Chair
-----------------------------         of the Environmental and Public Policy
 (William Clay Ford, Jr.)             Committee and the Nominating and
                                      Governance Committee



    John R. H. Bond*                  Director
-----------------------------
   (John R. H. Bond)




     Edsel B. Ford II*                Director                                     October 31, 2002
-----------------------------
    (Edsel B. Ford II)




     William Clay Ford*               Director
-----------------------------
    (William Clay Ford)




  Irvine O. Hockaday, Jr.*            Director and Chair of
----------------------------          the Audit Committee
 (Irvine O. Hockaday, Jr.)



                                      -6-

    Signature                                   Title                                    Date
    ---------                                   -----                                    ----


     Marie-Josee Kravis*             Director and Chair of the
-----------------------------        Compensation Committee
    (Marie-Josee Kravis)




   Richard A. Manoogian*             Director
-----------------------------
  (Richard A. Manoogian)




      Ellen R. Marram*               Director
-----------------------------
     (Ellen R. Marram)




     Homer A. Neal*                  Director                                      October 31, 2002
-----------------------------
    (Homer A. Neal)




       Jorma Ollila*                 Director
-----------------------------
      (Jorma Ollila)




      Carl E. Reichardt*             Director, Chair of the
-----------------------------        Finance Committee
     (Carl E. Reichardt)             and Vice Chairman




     Robert E. Rubin*                Director
------------------------------
    (Robert E. Rubin)




    Nicholas V. Scheele*             Director and President and
------------------------------       Chief Operating Officer
  (Nicholas V. Scheele)




     John L. Thornton*               Director
-----------------------------
     (John L. Thornton)




                                      -7-


    Signature                                   Title                                    Date
    ---------                                   -----                                    ----


     Allan D. Gilmour*               Vice Chairman and
-----------------------------        Chief Financial Officer
    (Allan D. Gilmour)               (principal financial officer)



   Donat R. Leclair*                 Vice President and Controller
------------------------------       (principal accounting officer)
 (Donat R. Leclair)



*By:/s/K. S. Lamping
   ---------------------------
    (Kathryn S. Lamping,
     Attorney-in-Fact)


                                  EXHIBIT INDEX

                                                                                                Sequential Page
                                                                                                 at which Found
                                                                                               (or Incorporated
                                                                                                 by Reference)
                                                                                                ---------------

Exhibit 4.1  -  Summary of amendments to the Ford Motor Company Tax Efficient
                Savings Plan for Hourly Employees  (the "Plan") adopted on
                January 16, 2002.  Filed with this Registration Statement.

Exhibit 4.2  -  Summary of an amendment to the Ford Motor Company Tax Efficient
                Savings Plan for Hourly  Employees  (the "Plan") adopted on
                February 12, 2002.  Filed with this Registration Statement.

Exhibit 4.3  -  Amended and Restated Ford Motor Company Tax-Efficient Savings
                Plan for Hourly Employees dated October 9, 1999.  Filed as
                Exhibit 4.A to Registration Statement No. 333-37536 and incorporated herein by reference.

Exhibit 4.4  -  Copy of Master Trust Agreement dated as of September 30, 1995 between Ford Motor Company and Fidelity Management Trust
                Company, as Trustee.  Filed as Exhibit 4.B to Registration
                Statement No. 33-64605 and incorporated herein by reference.

Exhibit 4.5  -  Copy of Amendment dated October 25, 1997 to Master Trust
                Agreement between Ford Motor Company and Fidelity Management
                Trust Company, as Trustee. Filed as Exhibit 4.E to Registration
                Statement No. 333-47443 and incorporated herein by reference.

Exhibit 4.6  -  Copy of Amendment dated March 3, 1998 to Master Trust Agreement between Ford Motor Company and Fidelity Management Trust
                Company, as Trustee.  Filed as Exhibit 4.F to Registration
                Statement No. 333-58695 and incorporated herein by reference.

Exhibit 5.1  -  Opinion of Kathryn S. Lamping, an Assistant Secretary and
                Counsel of Ford Motor Company, with respect to the legality of the securities being registered hereunder. Filed with this Registration Statement.

Exhibit 5.2  -  Copy of Internal Revenue Service determination letter that the
                Plan is qualified under Section 401 of the Internal Revenue
                Code. Filed as Exhibit 5.B to Registration Statement
                No. 33-58255 and incorporated herein by reference.


Exhibit 15   -  Letter from Independent Certified Public Accountants regarding unaudited interim financial information. Filed with this Registration Statement.

Exhibit 23   -  Consent of Independent Certified Public Accountants.  Filed with this Registration Statement.

Exhibit 24.1 -  Powers of Attorney authorizing signature.  Filed as Exhibit 24.1 to Registration Statement No. 333-87990 and incorporated herein by reference.

Exhibit 24.2 -  Power of Attorney authorizing signature.  Filed with this
                Registration Statement.

Exhibit 24.3 -  Certified resolutions of Board of Directors authorizing signature pursuant to a power of attorney.  Filed as Exhibit
                24.2 to Registration Statement No. 333-87990 and incorporated herein by reference.

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